SETTLEMENT AND

COMMERCIAL AGREEMENT

This Settlement and Commercial Agreement (this “Agreement”) is entered into as of September 16, 2009 (the “Effective Date”), by and among General Motors Company (“GM”), a Delaware corporation, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM Holdings”), and American Axle & Manufacturing, Inc., a Delaware corporation, on behalf of itself and its subsidiaries and affiliates (“AAM”).  GM, AAM Holdings or AAM may be individually referred to herein as a “Party” or collectively, as the “Parties”.

Recitals

WHEREAS, on June 1, 2009 Motors Liquidation Company (f/k/a General Motors Corporation) (“Liquidation Company”) and certain of its subsidiaries commenced Case No. 09-50026 currently pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on July 5, 2009 the Bankruptcy Court entered an order (the “Sale Order”) approving the sale of substantially all of Liquidation Company’s assets to GM pursuant to 11 U.S.C. § 363 (the “363 Transaction”); and

WHEREAS, in connection with the 363 Transaction and the assumption of certain executory contracts between AAM and Liquidation Company by Liquidation Company and subsequent assignment of such contracts to GM, the Parties desire to resolve and settle certain outstanding commercial issues and modify the supply relationship among the Parties in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which the Parties acknowledge, GM, AAM Holdings and AAM agree as follows:

1. ACCOMMODATIONS.

1.1 Second Lien Term Loan Financing.

GM shall make available to AAM a delayed draw term loan facility in a maximum principal amount of up to $100,000,000.00 (the “Second Lien Term Loan”), pursuant to the terms and conditions of a loan agreement to be entered into among GM, AAM Holdings and AAM in the form of the attached Exhibit 1.1 (the “Second Lien Term Loan Agreement”), and certain ancillary agreements and documents as described in the Second Lien Term Loan Agreement (collectively, with the Second Lien Term Loan Agreement, the “Second Lien Term Loan Documents”).

AAM agrees that (i) on the Effective Date, it will execute the Second Lien Term Loan Documents, (ii) AAM may not terminate the Second Lien Term Loan facility until June 30, 2011, and (iii) if AAM requires additional liquidity that cannot be satisfied utilizing (a) expedited payments provided under Section 1.5(g), (b) the proceeds from sales of common equity, (c) the proceeds from the issuance of equity linked securities if not prohibited under Section 6.01 of the Second Lien Term Loan Agreement, (d) cash flow generated by AAM from its ordinary course business operations, (e) the availability existing from time to time under the revolving credit agreement governing the Revolving Debt (the “Revolving Credit Agreement”), (f) the incurrence of indebtedness permitted under Section(s) 6.01(a)(vii) and/or 6.01(a)(v) of the Second Lien Term Loan Agreement, or (g) any Permitted Refinancing Indebtedness (as defined in the Second Lien Term Loan Agreement) in an amount incurred to refinance any of the Senior Debt, AAM will fully borrow all amounts under the Second Lien Term Loan Documents before borrowing any additional amounts (assuming availability exists under the Second Lien Term Loan Documents); provided, however that AAM may only seek liquidity from a source permitted under (c), (e) or (f) above, if, at the time, the sum of (i) AAM’s indebtedness outstanding under the Revolving Debt and Term Debt, plus (ii) any amounts provided as a result of AAM’s utilization of (c), (e) or (f) above, does not exceed, in the aggregate, the Senior Debt Cap (as defined below), plus the aggregate principal amount of the indebtedness outstanding as of the Effective Date as set forth on Schedule 6.01 to the Second Lien Term Loan Agreement.  If AAM borrows under the Second Lien Term Loan facility, AAM may not prepay the amounts outstanding thereunder until June 30, 2011 unless the source of such prepayment is proceeds in respect of sub-section (d) above.

AAM further agrees that for the period commencing on the Effective Date and continuing through AAM’s termination of the Second Lien Term Loan facility in accordance with the terms of this Agreement:

(a) it will not increase the aggregate principal amount of the Revolving Debt and Term Debt (as each are defined below) (collectively, the “Senior Debt”) in excess of the Senior Debt Cap (defined below); provided, that the foregoing will not prohibit the capitalization of interest or other fees.  The following terms shall have the indicated meanings:  (i) “Senior Debt Cap” means $726.9 million, (ii) “Revolving Debt” means the amounts outstanding under the Amended and Restated Credit Agreement, dated as of January 9, 2004, as amended and restated as of November 7, 2008, and as further amended and restated as of September 16, 2009, among AAM, AAM Holdings, the Lenders party thereto, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC, and (iii) “Term Debt” means the amounts outstanding under the Credit Agreement, dated as of June 14, 2009, as amended and restated as of September 16, 2009, among AAM, AAM Holdings, the Lenders party thereto, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC; and

(b) if any Senior Debt is refinanced prior to its scheduled maturity, such refinanced debt and any other Senior Debt will not exceed, in the aggregate, the Senior Debt Cap.

1.2 Commercial Accommodation Payment; Release.

(a) On the Effective Date, GM shall make a one-time payment to AAM of $110,000,000.00 (the “Commercial Accommodation Payment”) via wire transfer of immediately available funds to an account designated in writing by AAM in consideration of (i) AAM’s agreement to GM’s decision not to source to AAM the […***…] program and (ii) any and all payments associated with (a) the assumption of the Assumed Agreements and the Modified Assumed Agreements (as each are defined below), in each case, as are required to “cure” any defaults under 11 U.S.C. § 365, (b) the termination of the Terminated Agreements (as defined below), and (c) the acknowledgement of performance of the Performed Agreements (as defined below) and the release in subsection (b) below.

(b) On the Effective Date, AAM hereby fully and forever releases and discharges GM, Liquidation Company, GM’s and Liquidation Company’s respective subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, successors and assigns (the “Released Parties”), from all manner of action and causes of action, suits, damages and rights whatsoever, in law or in equity, existing or accrued as of the date hereof, whether known or unknown, by reason of, or arising out of or in any way related or connected to the agreements or programs referenced in Sections 1.2(a)(i) and (ii) above.  AAM hereby covenants that AAM will refrain from commencing any suit, prosecuting any pending action or suit, or participating or assisting in any manner in the commencement or prosecution of any action or suit, in law or in equity, against any of the Released Parties on account of any action or cause of action released hereby.

1.3 OPEB Obligations.

AAM and GM will negotiate in good faith for the settlement of GM’s reimbursement and other obligations to AAM for any post-retirement health care, life insurance and other post-retirement welfare benefits of any kind for UAW represented and non-UAW represented current and former AAM employees and their spouses, dependents and beneficiaries (collectively, the “OPEB”) arising out of or relating to that certain Asset Purchase Agreement, dated as February 8, 1994 by and between Liquidation Company and AAM, and that certain Agreement, dated May 3, 2008, as amended May 16, 2008 by and between Liquidation Company and AAM or any other existing agreement between Liquidation Company and AAM (the “OPEB Obligations”).

1.4 Warrants.

(a) As of the Effective Date, AAM Holdings shall issue to GM warrants (the “Warrants”) to purchase 4,093,729 shares of common stock, representing 7.4% of the outstanding common stock of AAM Holdings (the “Initial Warrants”), as described in the warrant agreement dated as of the Effective Date (the “Warrant Agreement”) which shall include registration rights and standstill provisions, in the form of the attached Exhibit 1.4(a).

(b) In the event that AAM elects to make a draw pursuant to the terms and conditions of Second Lien Term Loan Agreement, AAM Holdings shall, as a condition precedent to each draw, issue Warrants to GM to purchase a pro rata portion of an additional 6,915,083 shares of common stock of AAM Holdings based upon the amount of each Second Lien Term Loan drawn (the “Potential Subsequent Warrants”), in the form of the attached Exhibit 1.4(a).  For clarification, if AAM makes a draw of $25,000,000 on the Second Lien Term Loan, AAM will issue Warrants to GM representing 1,728,771 shares of common stock of AAM Holdings (25% of 6,915,083 shares).

1.5 Commercial Agreements.

(a) Agreements.

(1) Assumed Agreements.  GM shall promptly cause the agreements between Liquidation Company and AAM set forth on Schedule 1 (collectively, the “Assumed Agreements”) to be assumed by Liquidation Company according to their respective terms without modification and assigned to GM as of the Effective Date.  Upon receipt of the Commercial Accommodation Payment, the foregoing assumption and assignment of the Assumed Agreements shall be deemed in full and final satisfaction of all of the requirements of 11 U.S.C. § 365, including, without limitation, the requirement to effect any further “cure” within the meaning of 11 U.S.C. § 365.  On the Effective Date, GM shall cause the GM contracts website to update the status of the Assumed Agreements to “Assumed” and no further act or requirement shall be necessary to evidence the assignment and assumption of the Assumed Agreements to GM.

(2) Terminated Agreements.  The Parties agree that the agreements between Liquidation Company and AAM set forth on Schedule 2 (collectively, the “Terminated Agreements”) shall be deemed terminated and of no further force and effect and all parties’ obligations thereunder, if any, will be deemed fully and finally satisfied as of the Effective Date.

*** CONFIDENTIAL TREATMENT REQUESTED

(3) Modified Assumed Agreements.  GM shall promptly cause the agreements between Liquidation Company and AAM set forth on Schedule 3 (collectively, the “Modified Assumed Agreements”) to be assumed by Liquidation Company according to their respective terms, except that, upon assumption, the Modified Assumed Agreements shall be deemed modified by the parties’ agreements set forth in this Section 1.5, and assigned to GM.  Upon AAM’s receipt of the Commercial Accommodation Payment, the foregoing modification and assignment of the Modified Assumed Agreements shall be deemed in full and final satisfaction of all of the requirements of 11 U.S.C. § 365, including, without limitation, the requirement to effect any further “cure” under 11 U.S.C. § 365.

(4) Reservation of Rights.  The Parties agree that AAM’s entry into this Agreement shall not be deemed to constitute a waiver of any of AAM’s rights against Liquidation Company other than with respect to the Assumed Agreements, the Terminated Agreements and the Modified Assumed Agreements; provided, that nothing in this Agreement shall be deemed to modify, alter or amend Liquidation Company’s rights, claims and defenses in respect thereof.

(5) Treatment of Existing, Future and New Business.3

(A) Existing and Future Business.  Notwithstanding the termination of the Terminated Agreements, AAM will retain all programs sourced to AAM as of the date hereof and set forth on Schedule 4 (collectively, the “New GM Lifetime Program Contracts”), the terms of which shall be governed by GM’s standard lifetime contract, a copy of which is attached as Exhibit 1.5(a)(5)(1) and GM’s terms and conditions of purchase as in effect from time to time (“GM’s T’s&C’s”), a copy of the current version of which is attached as Exhibit 1.5(a)(5)(2), as modified by Section 1.5(b) through Section 1.5(g) of this Agreement; provided that any modification to GM’s T’s&C’s inconsistent with the lifetime nature of the New GM Lifetime Program Contracts shall be superseded by the terms of the New GM Lifetime Program Contracts.  The Parties agree that consistent with the terms of the New GM Lifetime Program Contracts, […***…] shall remain in full force and effect.  On or before September 30, 2009, GM will issue to AAM the New GM Lifetime Program Contracts.  For purposes of this Agreement, (i) “existing” business or programs […***…] Schedule 4 […***…], and (ii) “future” business or programs means component parts that have been awarded to AAM, but not in production as of the Effective Date.  […***…].

(B) New Business.  If GM awards any business to AAM that is not specifically listed on Schedule 4 (collectively, “New Business”), the Parties agree that such business award(s) will be governed by GM’s standard long-term contract (the “GM Long-Term Contract”), a copy of which is attached as Exhibit 1.5(a)(5)(3), and GM’s T’s&C’s; provided that […***…].  All other terms and conditions of the New Business Award, except those specifically referenced in this Section 1.5(a)(5)(B), will be as agreed between AAM and GM at the time of such business award.  AAM further agrees that the award of any New Business by GM to AAM shall be in GM’s sole and absolute discretion.  […***…].

(C) […***…] ROLR.  AAM shall have a one-time right of last refusal (“ROLR”) on the following […***…] components: […***…].  The exercise of the ROLR shall be subject to the following:  (a) AAM’s compliance with each of its material obligations to GM under this Agreement; (b) AAM’s compliance with each of AAM’s material obligations to GM under each of the New GM Lifetime Program Contracts and any GM Long-Term Contracts; and (c) AAM demonstrating to GM’s satisfaction, in respect of each of the […***…] and […***…] component on which AAM is seeking to invoke the […***…] ROLR, that it has the […***…] to GM such […***…].  The ROLR will be administered in accordance with Right of Last Refusal Procedures (“ROLR Procedures”) attached hereto as Schedule 5.  For the avoidance of doubt, if GM awards AAM the […***…] program, such award will be on the GM Long-Term Contract and GM’s T’s&C’s; excluding the right to terminate for convenience except in the case of a program cancellation, in which case, all other terms and conditions of Paragraph 13 remain in full force and effect.  Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that GM will have no obligations of any kind whatsoever to AAM (other than in accordance with the ROLR Procedures) if any one or more of the following were to occur:  (i) AAM does not exercise the […***…] ROLR; (ii) AAM exercises the […***…] ROLR and does not satisfy in all respects the requirements of the ROLR process; (iii) the […***…] program is delayed (for any period of time); (iv) the […***…] program is cancelled; or (v) […***…] actual program volumes vary, in any way, from any estimates provided at any time by GM to AAM.  If AAM is awarded the […***…] program and a program modification or cancellation occurs, AAM’s sole and exclusive remedy for such program cancellation shall be GM’s standard cancellation process.

(D) VE Holden.  AAM acknowledges that GM will not source to AAM the VE Holden program as originally sourced in the New Business Agreement, dated February 26, 2004, between AAM and Liquidation Company, as amended, which agreement is listed on Schedule 2 and thus constitutes a Terminated Agreement.

(E) Past Performance.  The Parties agree that the agreements set forth on Schedule 6 (collectively, the “Performed Agreements”) have been fully performed by each of the respective parties to the Performed Agreements as of the Effective Date and, in the case of each of, AAM, AAM Holdings or GM, no Party has any rights, claims or obligations arising out of or relating to the Performed Agreements.

(b) Metal Market.  AAM and GM shall maintain the current metal market program for existing GM programs (i.e.: […***…]) in accordance with Schedule 7, provided, however, that any […***…] that AAM […***…] for GM programs will be […***…] effective January 1, 2011 and AAM shall […***…] GM its […***…] thirty (30) days following the end of each calendar quarter.  For future business not under contract as of the Effective Date (other than the […***…] program, […***…] and […***…] which shall be administered […***…]), AAM and GM shall establish the respective metal market […***…] at a […***…].  In respect of New Business, AAM and GM agree that AAM will earn such New Business on a competitive basis with regard to metal market.

(c) Cost Transparency.  AAM shall complete to GM’s reasonable satisfaction all 1804 and 1810 forms that relate to all business subject to a GM New Lifetime Program Contract, and GM shall have the right to audit to confirm the components of the 1804/1810 forms in accordance with GM’s standard “Right to Audit” clause contained on GM’s standard form purchase order contracts.  A representative copy of a fully completed 1804/1810 form is attached as Exhibit 1.5(c) hereto and any 1804/1810 form submitted by AAM containing less detail than as set forth on the attached example will not be deemed to comport with the requirements of this Section 1.5(c).

*** CONFIDENTIAL TREATMENT REQUESTED

(d) Warranty.  Subject to the limitations set forth below in Section 1.5(d)(1) and (2), for component parts manufactured on and after the Effective Date, AAM shall have responsibility for “warranty claims” (as defined below) that relate to existing and future programs in accordance with GM’s T’s&C’s.  AAM shall ensure that any supply contracts between AAM or its subsidiaries or affiliates and any third party supplier include product warranties in favor of AAM and AAM’s customer(s) consistent with AAM’s standard terms and conditions, a copy of which is attached hereto as Schedule 8(1).  The warranty administration for existing programs shall be conducted as set forth on Schedule 8(2).  The warranty administration for […***…] shall be […***…] accordance with Schedule 9; provided that, if and when the SORP date for particular […***…], the warranty responsibility as set forth on Schedule 9 shall […***…].  GM will advise AAM of any “warranty claim” for which GM will […***…] AAM or […***…] before instituting a […***…] in respect of AAM.  If GM […***…] AAM for a warranty claim and GM, in accordance with the administration of its warranty evaluation process, subsequently determines that neither (i) AAM nor (ii) […***…] responsible for the warranty claim, GM will […***…].

(1) Limitation.  For component and service parts shipped (a) on and after the Effective Date and continuing through December 31, 2010, and (b) relating to future business and delivered during the period 18 months following “SORP” (as defined below), AAM’s liability for warranty claims will be limited to the amount […***…].  The above limitation is subject to AAM cooperating fully with GM to pursue the full amount of such warranty claim […***…].  Upon request of GM, AAM will […***…] and, to the extent not previously paid to GM by AAM, AAM will remit any […***…] such warranty claim promptly […***…]; provided, however, without in any other way limiting AAM’s obligations as set forth above, if a particular warranty claim is in an amount less than $[…***…], AAM will consider, in consultation with GM, whether to […***…].

(2) […***…].  For component and service parts (a) relating to existing programs and shipped on and after January 1, 2011, and (b) relating to future business delivered during the period commencing on and after 19 months following “SORP”, responsibility for warranty claims will be governed by this Section 1.5(d)(2).  For warranty claims for which AAM […***…] is […***…] responsible, AAM will be responsible for […***…] the warranty claim.  For warranty claims for which […***…] are liable, AAM will be responsible […***…] (as defined below).  “[…***…]” means the amount of GM’s warranty claim […***…] on account of such claim.  For example, if GM suffers a warranty claim […***…] then […***…].  For the avoidance of doubt, if AAM and GM […***…].  AAM will cooperate fully with GM […***…] under this Section 1.5(d)(2).

(3) Expiration of Limitation.  Following expiration of the period set forth in Section 1.5(d)(2) above, the limitation on AAM’s liability for warranty claims shall expire and otherwise be of no further force and effect after which AAM shall be fully liable for all warranty claims in accordance with the terms of GM’s T’s&C’s without limitation.

(4) Definitions.  For the purposes of this Section 1.5(d), the following terms shall have the following meanings:  (a) “warranty claims” shall mean those costs or damages incurred by GM in fulfilling express limited warranties in connection with product produced and delivered by AAM to GM in the ordinary course of business and consistent with GM’s customary practices with suppliers of similar products; and (b) “SORP” means the start of regular production of an applicable vehicle.  For further clarity, limitations regarding […***…] contained in Section 1.5(d)(1) above shall not apply to any of the following:  (i) any recall campaigns, whether or not such recall campaign is safety related; (ii) any claims for property damage or personal injury, including death; and (iii) any other remedy available under applicable law or purchase contract to consumers or other third parties for non-conforming goods.

(5) Warranty for […***…] Components.  AAM hereby […***…] in any existing or future warranty claims […***…].  As a result of such […***…], and subject to the […***…] in the form of Schedule 8(1), AAM will not be responsible at any time for warranty claims relating to […***…].  AAM will cooperate with GM in its […***…].

(e) Cost Reduction.  AAM shall participate in GM’s standard technical cost reduction program (including, without limitation, the program’s existing allocations) for future cost reductions proposed by either AAM or GM, as the case may be, after the Effective Date.

(f) Productivity.  All productivity reductions previously set forth in the Modified Assumed Agreements will be deemed incorporated into the New GM Lifetime Program Contracts and shall remain in full force and effect as between the Parties.  All productivity requirements on future business programs that have been previously awarded to AAM as of the Effective Date shall be as set forth on Schedule 10.

(g) Payment Terms.  For component and service parts received by GM on or after August 1, 2009, and continuing through December 31, 2013, AAM shall have the option, upon written notice to GM, to receive payment terms of “net 10 days” or approximately equivalent expedited basis for shipments of component and service parts following receipt in exchange for a 1.0% early payment discount; provided, however, if AAM terminates such expedited payment terms on or before December 31, 2013, GM shall pay AAM on “MNS-2” terms through December 31, 2013.  For invoices dated on and after January 1, 2014, AAM shall convert to the GM standard payment terms for GM’s direct material suppliers then in effect.  Notwithstanding the foregoing, AAM hereby irrevocably elects to receive such expedited payment terms until at least June 30, 2011.

Capacity.  GM and AAM agree to adjust program/product installed capacity levels (LCR/MCR) to reflect new market demand as agreed between the Parties and set forth on the attached Schedule 11.

(h) […***…] Programs.  For existing programs currently produced by AAM under GM lifetime program contracts as set forth in Section 1.5(a)(5) above, […***…].

*** CONFIDENTIAL TREATMENT REQUESTED

1.6 Access and Security Agreement.

AAM and GM shall enter into an Access and Security Agreement in the form of the attached Exhibit 1.6 (the “Access and Security Agreement”) on or prior to the date on which AAM invokes the expedited payment terms provided in Section 1.5(g) of this Agreement and, in any event, on or before the Effective Date.  Notwithstanding anything to the contrary contained herein, on March 31, 2011, the Term of the Access and Security Agreement shall be automatically extended through March 31, 2012 if AAM Holdings fails to achieve a Secured Debt Leverage Ratio (as defined in the Revolving Credit Agreement) of the lesser of (i) 3.5 to 1.0 and (ii) such lower ratio on which AAM Holdings and the Revolving Lenders agree in the amendment to the Revolving Credit Agreement entered into as of the Effective Date, measured as of March 31, 2011 (without regard to any subsequent waiver, amendment, forbearance or modification to such covenant granted by the Revolving Lenders).

1.7 Executive Compensation.

Beginning with the 2009 calendar year and continuing until 90 days following the later to occur of (a) the repayment and termination of the Second Lien Term Loan in accordance with the terms of the Second Lien Term Loan Agreement and (b) the termination of the expedited payment terms provided in Section 1.5(g) of this Agreement, AAM and its affiliates shall limit the total compensation of each current or former employee of, current or former non-employee director of, and current or former non-employee service provider to, AAM or any affiliate, pursuant to any base salary, bonus, incentive, stock option, stock appreciation right, restricted stock, excess benefit, SERP-type or other type of deferred compensation (whether or not subject to Internal Revenue Code section 409A), severance, employment, consulting, life insurance, or other type of formal or informal, written or unwritten, agreement, policy, program, employee benefit plan, or like arrangement, to $3,000,000 for each full calendar year, determined on a paid basis with respect to base salary or with respect to annual bonus or other annual compensation, or using the grant date fair value or the target payment value, as applicable, of long-term incentive or other equity-based or similar awards granted during the calendar year, or using the present value determined in accordance with GAAP of any other amount with respect to which a legally binding right is created in the calendar year.  Notwithstanding the foregoing, the payment, in accordance with the current terms of the applicable plan, contract or arrangement, of any amount of deferred compensation or other compensation that was earned and vested prior to 2009 and the payment or accrual during and after 2009, in accordance with a legally binding right created prior to 2009 pursuant to the current terms of any plan, contract or arrangement in effect on the date hereof, shall be excluded from the calculation of amounts counting against the foregoing $3,000,000 limitation and shall not otherwise be subject to the payment restrictions contained herein.

1.8 Golden Parachutes.

AAM and each affiliate shall terminate all existing “golden parachute”, change of control, retention, and similar types of agreements or arrangements with any employee of, non-employee director of, or non-employee service provider to, AAM or any affiliate of AAM (“Golden Parachute Arrangements”).  Continuing until 90 days following the later to occur of (a) the repayment and termination of the Second Lien Term Loan in accordance with the terms of the Second Lien Term Loan Agreement and (b) the termination of expedited payment terms provided in Section 1.5(g) of this Agreement, AAM and each affiliate shall not enter into any Golden Parachute Arrangements with any current or former employee of, current or former non-employee director of, and current or former non-employee service provider to, AAM or any affiliate of AAM.

2. DELIVERIES.

The Parties shall, in addition to other items specified elsewhere in this Agreement, take the following actions on the Effective Date, the satisfaction of each of which is a condition precedent to the effectiveness of this Agreement:

(a) GM, AAM and AAM Holdings shall execute and deliver the Second Lien Term Loan Documents to which each is a party and AAM shall cause its subsidiaries and affiliates to execute and deliver to GM any Second Lien Term Loan Documents to which such subsidiary or affiliate is a party;

(b) GM shall make the Commercial Accommodation Payment;

(c) AAM Holdings shall execute and deliver to GM the Initial Warrants;

(d) GM and AAM shall execute and deliver the Warrant Agreement;

(e) GM and AAM shall execute and deliver the Access and Security Agreement and all acknowledgments required thereunder; and

(f) AAM and AAM Holdings shall deliver fully executed copies of the amendments to the Revolving Debt and Term Debt credit facility documents.

3. EVENTS OF DEFAULT.

The occurrence of one or more of the following shall be “Events of Default”, or individually, an “Event of Default” hereunder, unless a waiver or deferral is agreed to in writing, in each instance, by the Party having the right to exercise remedies pursuant to Section 4 of this Agreement as a result of such Event of Default:

(a) AAM or AAM Holdings, as the case may be, becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, which petition or proceeding is not dismissed with prejudice within sixty (60) days after filing;

(b) AAM or AAM Holdings breaches or fails to perform any express agreement, covenant, term or condition of this Agreement or any Related Agreement (as defined in Section 6(a) below) (except for the Second Lien Term Loan Agreement and the Access and Security Agreement) and fails to cure that breach within 5 days after receiving written notice of the breach;

(c) an “Event of Default” occurs under the Second Lien Term Loan Agreement (without regard to any “standstill period” provided for under any Intercreditor Agreement (or related agreement) among any one or more of AAM Holdings, AAM, any secured lender(s) to AAM Holdings and/or AAM, as the case may be, and GM) or the Access and Security Agreement;

(d) One or more of AAM’s or AAM Holding’s loan facilities in respect of which the indebtedness outstanding thereunder exceeds $5,000,000 USD (other than the Second Lien Loan Agreement) expire or are terminated without AAM or AAM Holding providing to GM written evidence of a binding substitute financing commitment relating to such expired or terminated loan facility, which written evidence of binding substitute financing commitment has not expired or been terminated, and the consequence of such expiration or termination of the loan facility(ies) and failure to provide a written substitute financing commitment is the substantial likelihood that GM’s production at any one or more of GM’s assembly plants worldwide may be imminently interrupted; or

(e) GM breaches or fails to perform any express agreement, covenant, term or condition of this Agreement or any Related Agreement (except for the Second Lien Term Loan Agreement and the Access and Security Agreement), and fails to cure that breach within 5 days after receiving written notice of the breach.

4. REMEDIES.

(a) Upon an Event of Default pursuant to Sections 3(a), 3(b), 3(c) or 3(d), GM shall be entitled to exercise all rights and remedies available to it under this Agreement, applicable law, or at equity.  All of GM’s rights and remedies under this Agreement are cumulative and not exclusive of any rights and remedies under any other agreement, including, without limitation, the Related Agreements, the New GM Lifetime Program Contracts, and the GM Long-Term Contracts, or under applicable law or at equity all of which rights and remedies, in each case, are expressly reserved.

(b) Upon an Event of Default pursuant to Section 3(e) of this Agreement, AAM shall be entitled to exercise all rights and remedies available to it under applicable law or at equity; provided that, with respect to an Event of Default resulting from a breach of the expedited payment terms in accordance with Section 1.5(g) above, if such breach has not been cured within the cure period set forth in Section 3(e), GM and AAM shall promptly arrange a meeting between a representative of AAM and GM’s Chief Financial Officer of Global Purchasing and Supply Chain, and the Parties shall attempt to resolve such dispute in good faith prior to AAM exercising any other remedy available to it under this Agreement, the New GM Lifetime Program Contracts, or under applicable law or at equity.

5. TOOLING ACKNOWLEDGEMENT.

5.1 AAM acknowledges and agrees that exclusive of AAM Owned Tooling (as defined below) and Unpaid Tooling (as defined below), all tooling, dies, test and assembly fixtures, jigs, gauges, patterns, casting patterns, cavities, molds, and documentation, including engineering specifications, PPAP books, and test reports together with any accessions, attachments, parts, accessories, substitutions, replacements, and appurtenances thereto (collectively, “Tooling”) used by AAM in connection with its manufacture of Component Parts (collectively, the “GM Owned Tooling”) are owned by GM and are being held by AAM or, to the extent AAM has transferred the GM Owned Tooling to third parties, by such third parties, as bailees at will.  Upon payment in full of the applicable purchase order price for any item of Unpaid Tooling, such item shall thereafter be included in the definition of the GM Owned Tooling under this Agreement; provided, however, that nothing in this Section 5 is intended to modify any of GM’s obligations to AAM on account of Unpaid Tooling.  For the purposes of this Section 5, the term (i) “Unpaid Tooling” means Tooling for which GM has not paid the applicable purchase order price for such Tooling to AAM, any of its predecessor(s)-in-interest, or to any third party on account or for the benefit of AAM, and (ii) “AAM Owned Tooling” means any Tooling that is neither Unpaid Tooling nor GM Owned Tooling.

5.2 AAM will provide to GM, within sixty (60) days after the Effective Date, a list of AAM Owned Tooling and Unpaid Tooling relating to that GM’s Component Parts (“Tooling Lists”).  AAM will have a period of 45 days thereafter within which to supplement the Tooling Lists regarding AAM Owned Tooling or Unpaid Tooling inadvertently omitted from the Tooling Lists, after which the Tooling Lists will become final.  GM will provide assistance to AAM in preparing the Tooling Lists as reasonably requested by AAM.  GM reserves the right to dispute any Tooling List provided by AAM.  If a GM disagrees with a Tooling List, AAM and GM will meet and attempt, in good faith, to resolve the dispute.  If the dispute cannot be resolved by AAM and GM within thirty (30) days after GM’s receipt of the Tooling List, the matter will be jointly submitted to a neutral third party on whom AAM and GM agree for expedited resolution.  The costs of the neutral third party shall be shared equally by AAM and GM.  Any Tooling used to manufacture Component Parts not included in the Tooling List will be subject to the dispute resolution mechanics set forth in Section 5.4.  If AAM fails to timely provide a Tooling List or seek GM’s consent to extend the date by which AAM must provide the Tooling Lists, which consent will not be unreasonably withheld, all Tooling will be deemed GM Owned Tooling.

5.3 Neither AAM nor any other person or entity other than GM has any right, title, or interest in the GM Owned Tooling other than AAM’s obligation, subject to GM’s unfettered discretion, to use the GM Owned Tooling in the manufacture of GM’s component and service parts in accordance with the GM purchase orders.  GM and its designee(s) shall have the right to take immediate possession of the GM Owned Tooling at any time at GM’s expense, without payment of any kind from GM to AAM, provided, that, GM shall promptly repair, at GM’s expense, physical damage to AAM’s equipment or AAM’s facilities directly and proximately caused by any removal of the GM Owned Tooling from AAM’s equipment or AAM’s facilities.  Should GM elect to exercise such right, AAM shall cooperate fully with GM in its taking possession of its GM Owned Tooling, including, without limitation, by allowing access to AAM’s facilities.  GM shall, within 10 business days of removal of any Tooling, provide to AAM and Lenders a detailed list of all items removed from any AAM facility.  The rights and obligations contained in this Section 5 shall continue notwithstanding the expiration or termination of this Agreement.

5.4 In the event of a dispute between AAM and GM over whether any Tooling is GM Owned Tooling, AAM Owned Tooling or Unpaid Tooling, the Tooling subject to the dispute will be presumed to be GM Owned Tooling pending resolution of the dispute, and GM will have the right to immediate possession of the applicable Tooling pending resolution of the dispute (and AAM may not withhold delivery of possession of the Tooling to GM pending such resolution), but the Tooling will remain subject to any lien of AAM, or any claim or right to payment of AAM for the disputed amounts (despite AAM’s relinquishment of possession).  The rights and obligations contained in this Section 5 are in addition to (and not in lieu of) the rights of GM arising out of its purchase orders, including GM’s T’s&C’s, and other agreements with AAM, and will continue in effect notwithstanding the expiration or termination of this Agreement.  In the event of a conflict between the GM’s T’s&C’s and conditions and this Section 5, the terms and conditions of this Section 5 will control.

6. REPRESENTATIONS AND WARRANTIES.

As of the date of this Agreement, each Party represents and warrants to the other Party the following:

(a) Organization; Authority Relative to this Agreement.  Such Party is duly formed, validly existing, and in good standing under the laws of its state of organization, and has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement, the Warrant Agreement, and the Access and Security Agreement (collectively, the “Related Agreements”) and to consummate the transactions contemplated by this Agreement and the Related Agreements.  Such Party’s execution, delivery, and performance of this Agreement and the Related Agreements have been duly authorized by all necessary corporate or similar governing authority.  No other action on the part of such Party or any other individual, person or entity is necessary to authorize this Agreement or the Related Agreements or the consummation of the transactions contemplated by this Agreement or the Related Agreements.  Such Party has duly and validly executed and delivered this Agreement and the Related Agreements, and this Agreement and the Related Agreements, upon execution, will constitute a valid and binding obligation of such party enforceable against such Party in accordance with its terms, except as they may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and except as they may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b) Consents and Approvals; No Violation.  Neither such Party’s execution nor delivery of this Agreement or the Related Agreements, nor such Party’s consummation of the transactions contemplated by this Agreement and the Related Agreements, except for such consents and approvals required in connection with AAM’s Amended and Restated Revolving Credit Facility, dated January 9, 2004, as amended and restated on November 7, 2008 and Credit Agreement dated as of June 14, 2007, nor such Party’s compliance with the terms and provisions of this Agreement and the Related Agreements (a) requires any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity; (b) will accelerate any obligation under, violate or breach any provision of, constitute a default under, result in the creation of any lien or security interest under, result in the termination of, require the consent, authorization or approval of any third party under, or in connection with, any of the terms, covenants, provisions or conditions of any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement or other instrument, commitment or obligation to which such party is a party; or (c) will violate any order, writ, injunction, decree, judgment or arbitration award, or any statute, rule, regulation or ruling of any court or governmental authority, United States or foreign, applicable to such party.

7. MISCELLANEOUS.

7.1 Assignment.

This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  No Party may assign its rights, privileges or obligations under this Agreement without the prior written consent of the other Party, and any attempted assignment without the written consent of the other Party will be void, except that GM may assign or otherwise transfer this Agreement and its rights or obligations under this Agreement to any affiliated or successor company or to any purchaser of a substantial part of GM’s business to which this Agreement relates.  In addition, GM may delegate, in whole or in part, this Agreement and its rights and obligations under this Agreement to any such affiliate, successor or purchaser.  GM will provide AAM written notice of any such assignment, transfer or other delegation.

7.2 Notice.

Any notice or communication under this Agreement will be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, delivered by a recognized overnight courier service, or transmitted via facsimile with confirmation receipt of such notice, addressed as follows:

If to GM:	General Motors Company

30009 Van Dyke Road

P.O. Box 9025

Mail Code 480-206-116

Warren, Michigan 48090-9025

Attention: Christopher F. Dubay

Group Counsel, Global Purchasing &

Supply Chain

Facsimile: (586) 575-1887

With a copy to:	Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

Attention: Robert B. Weiss

Facsimile: (313) 465-7597

If to AAM:	American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Attention: Patrick S. Lancaster

Facsimile: (313) 758-4262

And to:	General Counsel

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Facsimile: (313) 758-3897

Attn: Richard Raymond

With a copy to:	Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Peter D. Lyons

Facsimile: (646) 848-7666

or to such other address as may be furnished in writing by either party in the preceding manner.

7.3 Entire Agreement.

This Agreement together with all exhibits and schedules hereto constitutes the entire agreement between the parties with respect to the subject matter of this Agreement.  No waiver, amendment or other modification of this Agreement will be valid unless evidenced by a writing signed by the Party or Parties whose rights or obligations are affected by such waiver, amendment or modification.  All rights and remedies granted in this Agreement to either Party shall be cumulative and nonexclusive of all other rights and remedies that such Party may have.

7.4 Press Releases and Public Announcements; Confidentiality.  The Parties shall mutually agree in advance the substance of any press release to be issued by either Party with respect to this Agreement and the Related Agreements.  Prior to the issuance of any such press release, no Party shall issue any other press release or make any other public announcement relating to the subject matter of this Agreement or the Related Agreements without the prior written consent of the Parties.  There shall be no restrictions on the Parties in commenting regarding this Agreement other than the initial press release referenced above and the confidentiality provisions set forth in this Section 7.4.  Without limiting the other provisions of this Section 7.4, the Parties acknowledge that the specific terms of this Agreement are of a confidential nature and no Party shall make, and each will direct its respective representatives not to make, directly or indirectly, any disclosure, whether written or oral, of the specific terms of this Agreement without the prior written approval of each other Party.  Notwithstanding the foregoing, following the issuance by AAM of the press release referred to above, any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities; provided that any such Party shall use commercially reasonable efforts to provide the other Parties a minimum of 24 hours prior notice of any such public disclosure.

7.5 Interpretation.

(a) This Agreement is being entered into among competent and experienced business persons, represented by counsel, and have been reviewed by the parties and their counsel.  Therefore, any ambiguous language in this Agreement will not necessarily be construed against any particular Party as the drafter of such language.

(b) The captions and headings contained in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

(c) All references in this Agreement to section numbers, schedules or exhibits are references to the sections in, or schedules or exhibits to, as applicable, this Agreement.

7.6 Severability.

If any provision of this Agreement is determined to be contrary to law or unenforceable by any court of law, the provision will be reformed to provide the maximum expression of the intent of the parties permissible under law.

7.7 Counterparts and Effectiveness.

This Agreement may be executed in counterparts (each of which shall be deemed an original, but all of which take together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmissions shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

7.8 Applicable Law; Forum.

This Agreement is made in the State of Michigan and will be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without regard to principles of conflicts of laws.  The Parties agree that the federal and state courts sitting in Wayne County, Michigan, have personal jurisdiction over the Parties and that proper jurisdiction and venue for any dispute arising from or under this Agreement will be in the federal or state courts sitting in Wayne County, Michigan.

7.9 Third Party Beneficiary.

Except for Liquidation Company, which is an express third party beneficiary of the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.2, this Agreement is for the sole benefit of the Parties hereto, and nothing herein expressed or implied shall give or be construed to give any person other then the Parties hereto any legal or equitable rights hereunder.

7.10 JURY TRIAL WAIVER.

THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, INTIMIDATION, OR COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES EXECUTED IN CONNECTION WITH THIS AGREEMENT.  NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

7.11 Treatment of Certain Agreements in Potential Subsequent Chapter 11.

AAM and AAM Holdings irrevocably covenant and agree that in the event that either were to commence proceedings (a “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) following the Effective Date, AAM and/or AAM Holdings, as the case may be, will move in the Chapter 11 Case, under section 365(a) of the Bankruptcy Code, to assume this Agreement and the Access and Security Agreement.

{Signatures on following page.}

IN WITNESS WHEREOF, the parties have executed this Settlement and Commercial Agreement as of the date first written above.

GENERAL MOTORS COMPANY

By:  /s/ MW Fischer

Name: M W Fischer

Its: Director, Supply Risk MGT

AMERICAN AXLE & MANUFACTURING, INC., on behalf of itself and its subsidiaries and affiliates

By:  /s/ David C. Dauch

Name: David C. Dauch

Its: President & Chief Operating Officer

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:  /s/ David C. Dauch

Name: David C. Dauch

Its: President & Chief Operating Officer

Schedules

Schedule 1	Assumed Agreements
Schedule 2	Terminated Agreements
Schedule 3	Modified Assumed Agreements
Schedule 4	New GM Lifetime Program Contracts
Schedule 5	Right of Last Refusal Procedures
Schedule 6	Performed Agreements
Schedule 7	Metal Market Program
Schedule 8(1)	AAM’s Stated Terms and Conditions for Product Warranties
Schedule 8(2)	[…***…]
Schedule 9	[…***…]
Schedule 10	[…***…]
Schedule 11	[…***…]

Exhibits

Exhibit 1.1	Second Lien Term Loan Agreement
Exhibit 1.4(a)	Warrant Agreement
Exhibit 1.5(a)(5)(1)	GM Standard Lifetime Contract
Exhibit 1.5(a)(5)(2)	GM Terms and Conditions
Exhibit 1.5(a)(5)(3)	GM Long-Term Contract
Exhibit 1.5(c)	Form 1804 / 1810
Exhibit 1.6	Access and Security Agreement

*** CONFIDENTIAL TREATMENT REQUESTED

Schedule 1

Assumed Agreements

1.
Asset Purchase Agreement, dated February 18, 1994, as amended, between American Axle & Manufacturing, Inc. and General Motors Corporation (Note:  the only provision of the Asset Purchase Agreement deemed an Assumed Agreement shall be the section concerning the parties “OPEB” obligations; the remainder of the agreement shall be deemed a Terminated Agreement).

(a)	Agreement, dated May 3, 2008, as amended May 16, 2008, between American Axle & Manufacturing, Inc. and General Motors Corporation.

2.
Tonawanda Services Agreement, dated February 28, 1994, as amended, between American Axle & Manufacturing, Inc. and General Motors Corporation, covering steam and compressed air, fire protection water, railroad side track and primary electric substation.

3.	Tonawanda Wastewaters and Stormwaters Services Agreement, dated February 28, 1994, as amended, between American Axle & Manufacturing, Inc. and General Motors Corporation.

4.	Tonawanda Road Easements Agreement, dated February 28, 1994, between American Axle & Manufacturing, Inc. and General Motors Corporation.

5.
Services Easement Agreement, dated February 28, 1994, between American Axle & Manufacturing, Inc. and General Motors Corporation, covering easements and obligations both ways regarding compressed air, electrical, condensation lines, cooling water lines, fire protection water lines, potable water lines, powerhouse, process wastewater lines, rail siding, river pump house, sanitary sewer wastewater lines, spur track, steam lines, storm water lines, substation, utility lines and water meter house.

6.	Side Letter Agreement, dated February 28, 1994, between American Axle & Manufacturing, Inc. and General Motors Corporation, regarding gas easements.

7.	Steam Agreement, dated February 28, 1994, between American Axle & Manufacturing, Inc. and General Motors Corporation.

(a)	Steam Agreement Amendment and Extension, dated April 1, 2005, between American Axle & Manufacturing, Inc. and General Motors Corporation.

8.
License - Patent and Technical Documentation Agreement, dated February 28, 1994, between American Axle & Manufacturing, Inc. and General Motors Corporation, covering patents and technical Documentation, pursuant to which GM grants to AAM a non-exclusive, royalty free and irrevocable license under all patents and technical documentation in GM’s files as of February 28, 1994 owned by GM and affiliates (but not EDS) that pertain, but not exclusively, to the design or manufacture of products of the Business to make, have made, use, and sell the products of the Business and any other products developed or otherwise acquired by AAM.

9.	Lease Agreement, dated April 1, 2003, as amended, between General Motors Corporation and American Axle & Manufacturing, Inc.

(a)	Fourth Lease Extension and Amendment Agreement, dated April 22, 2009, between General Motors Corporation and American Axle & Manufacturing, Inc.

10.	License Agreement, dated October 16, 1948, as amended, between Grand Trunk Western Railroad Company and General Motors Corporation.

11.	Memorandum of License and Agreement, dated December 1, 1941, between Grand Trunk Western Railroad Company and General Motors Corporation.

12.	Agreement, dated April 27, 1962, between Grand Trunk Western Railroad Company and General Motors Corporation.

13.	Contract, dated October 24, 1966, between City of Detroit and General Motors Corporation.

14.	Petition 1584, dated December 22, 1970.

15.	Easement Agreement, dated April 28, 1972, among Detroit Edison Company, Michigan Bell Telephone Company and General Motors Corporation.

16.	AAM/GM Commercial Agreement, dated March 25, 2009, between American Axle and Manufacturing, Inc. and General Motors Corporation.

Schedule 2

Terminated Agreements

1.	New Business Agreement, dated February 26, 2004, and all amendments thereto.

(a)	Procedure Letter Regarding Agreement for Conditional Sourcing, Right of Last Refusal, Amendment #6 to New Business Agreement ([…***…]).

2.	Component Supply Agreement, dated February 28, 1994, and all amendments thereto.

(a)	Memorandum of Understanding, dated September 2, 1997, as extended and amended.

3.	GMT 900 LPC

4.	GMT 355/I-190 LPC

5.	H2 LPC

6.	GMT 610 LD LPC

7.	GMT Brazil LPC

8.	GMT 325 LPC

9.	GMT 345 LPC

10.	GMPT Component LPC

11.	AAM / GM Lifetime Program Annual Price Reduction Process.

12.	Foreign Currency Fluctuation Adjustment Procedure, dated August 31, 2001, as amended.

13.	Directed Buy Component Agreement, dated December 21, 2000.

14.	AAM / GM 30 Day Letter Procedure, dated July 28, 2000.

15.	Purchasing Transition Agreement, dated October 5, 1999.

16.
Asset Purchase Agreement, dated February 18, 1994, as amended, between American Axle & Manufacturing, Inc. and General Motors Corporation, except for the provisions concerning the parties “OPEB” obligations, which shall be deemed an Assumed Agreement.

17.	Indemnification Agreement, dated February 28, 1994, between American Axle & Manufacturing, Inc. and General Motors Corporation.

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 3

Modified Assumed Agreements

1.	All current production, SPO, and tooling purchase orders as listed on the General Motors Corporation contract website (www.contractnotices.com).

2.	General Motors – American Axle and Manufacturing - Agreement dated June 29, 2007 ([…***…]).

3.	All directed buy letters in existence as of the Effective Date.

4.	AAM/GM Commercial Agreement – Revised metal market procedure dated February 10, 2006.

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 4

New GM Lifetime Program Contracts

See Attached

Schedule 4

New GM Lifetime Program Contracts

Program	Products
GMT 900 / C3XX / K2XX (Pick-up) GMT 920 / 930 / C3XX / K2XX (Utility)	Rear Axle, Front Axle, Front Driveshafts, Rear Driveshafts, Steering Linkage Assembly, Pitman Arm Miscellaneous Forgings
GMT-610	Rear Axles, Rear Driveshafts Front Axles, Front Driveshaft, Steering Linkage Assembly, Miscellaneous Forgings
H2	Rear Axle, Front Axle, Front Driveshafts, Rear Driveshafts, Linkage Assembly, Pitman Arm, Miscellaneous Forgings
GMT 345 (H3)	Rear Axle, Front Axle, Front Driveshafts, Rear Driveshafts, Miscellaneous Forgings
GMT 355	Rear Axle, Front Axle, Miscellaneous Forgings
Zeta - North America	RDM, [ ...***... ]
TE (Premium Theta) GMT 166/168	PTU, Driveshafts, RDM / TTD
Epsilon	RDM, TTD
X20F / X22F / X25F	Transmission Differentials
GMPT Components	Miscellaneous Forgings
GMT Brazil	7.25" Front Axle, Front Driveshaft, Linkage Assembly, Pitman Arm
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

According to applicable PO terms, if any, as of the Effective Date

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 5

Right of Last Refusal Procedures Letter

See Attached

Right of Last Refusal Procedures

These procedures shall govern AAM’s right of last refusal with respect to the […***…] and such other future programs to which GM and AAM mutually agree.

1.	AAM and GM agree that Ernst & Young, or such other independent third party as the parties may agree, shall provide the verification and confirmation outlined below.

2.
If, upon receipt of GM’s 30-day letter, AAM desires to have the independent third party verify and confirm that GM’s 30-day letter is full, complete and accurate, AAM shall advise the GM buyer who sent the GM 30-day letter, in writing, of its election.  Within 2 business days after GM’s receipt of AAM’s notice GM shall make the actual competitive quote and supporting documentation available to the independent third party at GM’s Worldwide Purchasing’s facilities in Warren, Michigan, during GM’s normal business hours.  The independent third party may review the actual competitive quote and supporting documentation and make notes, but may not make photocopies of any of the documents.

3.
In performing the function described in paragraph 2 above, the independent third party shall verify and confirm the following information, at a minimum, in writing to AAM, within 48 hours after reviewing the actual competitive quote and supporting documentation:

•	Competitive production piece price

•	FOB point (assure site is not a warehousing location)(US or Canada)

•	Manufacturing location (US or Canada)

•	Quality and IPTV commitments

•	SPO pricing methodology

•	Production lead time

•	Special processing requirements

•	Minority supplier commitments

•	Exceptions to design requirements

•	Prototype lead times

•	Brake administration fees (when applicable)

•	Competitive production tooling costs

•	Prototype piece cost

•	Productivity commitments, including to what specific product content it applies

•	Metal market adjustment calculation

•	Differential requirements (type, manufacturer, penetration, etc.)

•	Verify specific product to which quotation applies

•	Quoted volumes by component

***CONFIDENTIAL TREATMENT REQUESTED

•	Economics (material, labor, overhead)

•	Verification of directed-buy components

•	Such other information as AAM may reasonably request to fully understand the quote and shall further verify and confirm that such competitive quote:

•	Is not from GM or a GM affiliate.

4.	AAM’s independent third party shall maintain the confidentiality of the information provided by GM and execute an NDA containing customary terms.

5.
AAM’s election to use the independent third party shall not extend AAM’s obligation to respond to GM within thirty days of the date of GM’s 30-Day Letter, provided, however, that if GM fails to make the actual competitive quote available to the independent third party as set forth in paragraph 2 above, then AAM’s response will be extended by the amount of time it takes GM to make the actual competitive quote and supporting documentation available.

6.
In the event that any products are sourced by GM under the 30-Day Letter Process to suppliers other than AAM, GM shall at AAM’s written request make its files available to the independent third party at GM’s facility within 2 business days after it receives AAM’s request to verify and confirm that such sourcing was in accordance with [the definitive agreement].  The independent third party shall provide such verification and confirmation to AAM in writing within 48 hours after GM makes its files available to the independent third party.

7.	AAM shall bear the entire cost of the independent third party.

Schedule 6

Performed Agreements

1.	Revolving Credit Note, dated April 20, 1994, made by American Axle and Manufacturing, Inc. in favor of General Motors Corporation.

2.	Promissory Note, dated February 28, 1994, made by American Axle and Manufacturing, Inc. in favor of General Motors Corporation.

3.	General Security Agreement, dated February 28, 1994, between American Axle and Manufacturing, Inc. and General Motors Corporation.

4.	Patent Security Agreement, dated February 28, 1994, between American Axle and Manufacturing, Inc. and General Motors Corporation.

5.	Secured Credit Facility Agreement, dated February 18, 1994, between American Axle and Manufacturing, Inc. and General Motors Corporation, as amended.

6.	Option to Purchase Equipment Agreement, dated February 18, 1994, between American Axle and Manufacturing, Inc. and General Motors Corporation.

7.	Settlement Agreement, dated July 28, 2000, between American Axle and Manufacturing, Inc. and General Motors Corporation.

8.	AAM / GM Commercial Agreement, dated May 20, 2004, between American Axle and Manufacturing, Inc. and General Motors Corporation.

9.	AAM /GM Commercial Agreement, dated February 10, 2006, between American Axle and Manufacturing, Inc. and General Motors Corporation.

10.	Agreement, dated June 14, 2001, between American Axle and Manufacturing, Inc. and General Motors Corporation (AAM GMT 900 Agreement).

11.	Agreement, dated December 21, 2001 between American Axle and Manufacturing, Inc. and General Motors Corporation (AAM GMT 900 Complement Agreement).

12.	Letter Agreement, dated December 21, 2001, between American Axle and Manufacturing, Inc. and General Motors Corporation (European Business Agreement).

13.	AAM / GM Operating Premium/Banking Program Administration Procedure, dated November 11, 1999, between American Axle and Manufacturing, Inc. and General Motors Corporation.

14.	Agreement, dated February 17, 1997, between American Axle and Manufacturing, Inc. and General Motors Corporation regarding 96-01 Capacity and UAW Settlement.

15.	Letter Agreement, dated June 25, 2003 between American Axle and Manufacturing, Inc. and General Motors Corporation.

16.	Letter Agreement, dated February 20, 1996 between American Axle and Manufacturing, Inc. and General Motors Corporation.

17.	Letter Agreement, dated, November 2, 2006, between American Axle and Manufacturing, Inc. and General Motors Corporation (Project Boss Agreement).

18.	Investment Agreement, dated November 4, 1994, between American Axle and Manufacturing, Inc. and General Motors Corporation.

19.	GMCL Purchase Order Agreement, dated March 1, 1994, between American Axle and Manufacturing, Inc. and General Motors Corporation and amendments thereto.

Schedule 7

Metal Market Programs

See Attached

The attachments referenced in the Metal Market Program are incorporated herein by reference.

GM / AAM Metal Market Procedure

Revised Process

1).	[…***…]. GM and AAM will both communicate this section of the Agreement […***…]. GM and AAM agree to administer such changes in an appropriate and timely manner. […***…].

2).	Reimbursement mechanism –AAM’s selling prices on GM contracts will be comprised of the sum of a). […***…] and b). […***…].

a).	[…***…]
•	[…***…] buys

•	Material […***…]

•	All other items not subject to metal market […***…]

b).	[…***…]
•	Material […***…]

•	[…***…] metal index *[…***…]

•	The […***…] will be adjusted […***…], based on the […***…] adjustment formulas (see attachment #2)

c).
[…***…] metal index:  will be […***…] based on the agreed upon […***…] and the metal […***…].  […***…] metal market adjustment calculations will be made based on the […***…] agreed upon […***…] (see attachment #1, Example:  […***…] (see attachment #2) […***…].

d).	One “agreed” […***…] weight for each […***…] will be established as follows:
•	Finished purchased components: […***…]

•	Unfinished purchased components and raw material: […***…], the “engineered scrap” and typical […***…] necessary for the production of […***…] components. (See attachment #1)

e).	Metal market adjustments will be […***…] made through […***…]. GM and AAM agree that this procedure may be revised at AAM request to […***…] adjustments. Payments will be based on […***…].

***CONFIDENTIAL TREATMENT REQUESTED

Example

[…***…]

3).	AAM will participate in GM’s steel resale program for flat steel where applicable by mutual agreement. The actual procedure will require a separate agreement.

4).	AAM will complete attachments 1, 2 and 3 and GM may audit prior to the execution of the contract price changes.
•	[…***…] to be used (attachment #1)

•	[…***…] market formulas by […***…] (attachment #2)

•	[…***…] by component (attachment #2 and 3)

•	Part list separating […***…] from […***…] subject to […***…] (attachment 3)

•	Bill of material at component level […***…]

5).	Data developed and shared for this Agreement shall not used by either AAM or GM for any purpose other than supporting this Agreement, including […***…] and […***…].

6).
All […***…] transactions between GM and AAM shall be considered forever closed, with the understanding that 2005 Q3 & Q4 metal market will be paid by GM to AAM under the current procedure in a timely manner.

7).	In the event of future material changes, […***…] will be added to attachment #1 based on new metal introduction (i.e., […***…] )

8).	[…***…] Parts.
a).	Contract prices for service parts will be changed on all GM contracts per item #2 in the Revised Process one time, to initiate the new process.
b).	[…***…] reimbursements for […***…] parts shall be made by either GM or AAM based on […***…].

9).	New and different […***…] may be […***…] match local market conditions outside of the North America, after mutual agreement of both parties.

10).	This agreement will be implemented when AAM and GM reach mutual agreement on attachments 1, 2 and 3 and all contract prices are adjusted per attachment #3.

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 8(1)

AAM’s Stated Terms and Conditions for Product Warranties

See Attached

AMERICAN AXLE & MANUFACTURING, INC.

STANDARD PURCHASE ORDER TERMS AND CONDITIONS

9. WARRANTY:  Seller warrants/guarantees that the goods and/or services covered by this contract will conform to the specifications, drawings, samples or descriptions furnished to or by Buyer, and will be merchantable, of good material and workmanship and free from defect.  In addition, Seller acknowledges that Seller knows of Buyer’s intended use and warrants/guarantees that all goods covered by this contract that have been selected, designed, manufactured, or assembled by Seller, based upon Buyer’s stated use will be fit and sufficient for the particular purposed intended by Buyer.  The warranty period shall be that provided by applicable law, except that if Buyer offers a longer warranty to its customers, such longer period shall apply.  This warranty runs to Buyer and Buyer’s customer(s) and is in addition to those otherwise provided or implied by law or customarily given by Seller with respect to similar goods.

Schedule 8(2)

[…***…]

See Attached

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 8

Revised 7-28-09

[…***…]

		2009				2010				2011				2012				2013				2014				2015				2016				2017				2018
	SORP	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Programs
[…***…]	In Production

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	In Production

[…***…]	In Production

[…***…]	In Production

[…***…]
[…***…]
[…***…]

[…***…]

For Summary Purposes Only

SORP Dates are Subject to Change

Intent of Chart is to Provide Example How / […***…]

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 9

[…***…]

See Attached

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 9

Revised 7-28-09

[…***…]

		2009				2010				2011				2012				2013				2014				2015				2016				2017				2018
	SORP	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Programs
[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]
[…***…]
[…***…]

[…***…]

For Summary Purposes Only

SORP Dates are Subject to Change

Intent of Chart is to Provide Example How / […***…]

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 10

[…***…]

See Attached

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 10

Revised 7-28-09

[…***…]

Estimated Volume
		SORP	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Programs
[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]		[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]
[…***…]
[…***…]
[…***…]

***CONFIDENTIAL TREATMENT REQUESTED

Schedule 11

[…***…]

***CONFIDENTIAL TREATMENT REQUESTED